Exhibit 24

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS THAT the undersigned trustees of Washington Real Estate Investment Trust, a Maryland real estate investment trust, do hereby constitute and appoint each of W. DREW HAMMOND and STEPHEN E. RIFFEE, signing singly, the undersigned's true and lawful attorney in fact to sign his or her name to the Annual Report on Form 10-K for the year ended December 31, 2020, under the Securities Exchange Act of 1934, as amended, and to any and all amendments, of said Company, and to cause the same to be filed with the SEC, granting unto said attorneys in fact and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully and to all intents, and purposes as the undersigned could do if personally present, and the undersigned hereby ratify and confirm all that said attorneys in fact or either one of them shall lawfully do or cause to be done by virtue hereof.
Dated:        February 3, 2021

/s/ BENJAMIN S. BUTCHER	/s/ PAUL T. MCDERMOTT
BENJAMIN S. BUTCHER	PAUL T. MCDERMOTT

/s/ WILLIAM G. BYRNES	/s/ THOMAS H. NOLAN
WILLIAM G. BYRNES	THOMAS H. NOLAN

/s/ EDWARD S. CIVERA	/s/ ANTHONY L. WINNS
EDWARD S. CIVERA	ANTHONY L. WINNS

/s/ ELLEN M. GOITIA
ELLEN M. GOITIA